                       AMERICAN CENTURY MUTUAL FUNDS, INC.

                            CERTIFICATE OF CORRECTION
                            TO ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         1. This Certificate of Correction is filed to correct typographical errors in the Corporation's Articles Supplementary.

         2. Said Articles Supplementary were filed by the Corporation on June
17, 2002.

         3. The Article requiring correction as previously filed is as follows:

         SECOND: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the
Series in Article FIRST above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the thirteen
(13) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                                                    Aggregate
Series Name                                           Class Name              No. of Shares         Par Value
-----------                                           ----------              -------------         ---------
Growth Fund                                           Investor                  800,000,000        $8,000,000
                                                      Institutional              80,000,000           800,000
                                                      Service                             0                 0
                                                      Advisor                   210,000,000         2,100,000
                                                      C                         100,000,000         1,000,000

Select Fund                                           Investor                  360,000,000         3,600,000
                                                      Institutional              40,000,000           400,000
                                                      Service                             0                 0
                                                      Advisor                   100,000,000         1,000,000
                                                      A                          25,000,000           250,000
                                                      B                          25,000,000           250,000
                                                      C                          25,000,000           250,000
                                                      C II                       25,000,000           250,000

Ultra Fund                                            Investor                3,500,000,000        35,000,000
                                                      Institutional             200,000,000         2,000,000
                                                      Service                             0                 0
                                                      Advisor                   300,000,000         3,000,000
                                                      C                         100,000,000         1,000,000

                                                                                                    Aggregate
Series Name                                           Class Name              No. of Shares         Par Value
-----------                                           ----------              -------------         ---------
Vista Fund                                            Investor                  800,000,000         8,000,000
                                                      Institutional              80,000,000           800,000
                                                      Service                             0                 0
                                                      Advisor                   210,000,000         2,100,000
                                                      C                         100,000,000         1,000,000

Heritage Fund                                         Investor                  400,000,000         4,000,000
                                                      Institutional              40,000,000           400,000
                                                      Service                             0                 0
                                                      Advisor                   100,000,000         1,000,000
                                                      C                         100,000,000         1,000,000

Giftrust Fund                                         Investor                  200,000,000         2,000,000

Balanced Fund                                         Investor                  150,000,000         1,500,000
                                                      Institutional              15,000,000           150,000
                                                      Service                             0                 0
                                                      Advisor                    50,000,000           500,000

New Opportunities Fund                                Investor                300,000,000           3,000,000

High-Yield Fund                                       Investor                  5,000,000              50,000
                                                      Advisor                  50,000,000             500,000
                                                      C                         5,000,000              50,000

Tax-Managed Value Fund                                Investor                150,000,000           1,500,000
                                                      Institutional            15,000,000             150,000
                                                      Advisor                  50,000,000             500,000

Veedot Fund                                           Investor                200,000,000           2,000,000
                                                      Institutional            50,000,000             500,000
                                                      Advisor                  50,000,000             500,000

Veedot Large-Cap Fund                                 Investor                200,000,000           2,000,000
                                                      Institutional            50,000,000             500,000
                                                      Advisor                  50,000,000             500,000

New Opportunities II Fund                             Investor                250,000,000           2,500,000
                                                      Institutional            50,000,000             500,000
                                                      A                        25,000,000             250,000
                                                      B                        25,000,000             250,000
                                                      C                        25,000,000             250,000
                                                      C II                     25,000,000             250,000

         4. The number of shares allocated to the High-Yield Fund and the aggregate par value are hereby corrected to read as follows:

                                                                            No. of Shares           Aggregate
Series Name                                           Class Name                                    Par Value
-----------                                           ----------                                    ---------
High-Yield Fund                                       Investor                 50,000,000             500,000
                                                      Advisor                   5,000,000              50,000
                                                      C                         5,000,000              50,000

         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused this
Certificate of Correction to the Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 25th day of June, 2002.

                                                     AMERICAN CENTURY MUTUAL
ATTEST:                                              FUNDS, INC.

         /s/Janet A. Nash                         By:  /s/Charles A. Etherington
Name:    Janet A. Nash                          Name:  Charles A. Etherington
Title:   Assistant Secreta                     Title:  Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC.,
who executed on behalf of said Corporation the foregoing Certificate of
Correction to the Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Certificate of Correction to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  June 25, 2002.                                /s/Charles A. Etherington
                                                      Charles A. Etherington
                                                       Vice President